Exhibit 99.1

Filed by Indiana Community Bancorp
Pursuant to Rule 425 under the Securities Act of 1933 and
deemed filed pursuant to Rule 14a-12 of the Securities Exchange Act of 1934

Subject Company:  Indiana Community Bancorp
Commission File No. 000-18847

FOR IMMEDIATE RELEASE –
January 25, 2012

Contacts:
Old National Bancorp:	Indiana Community Bancorp:
Kathy A. Schoettlin – (812) 465-7269	LuAnne Whewell – (812) 373-8227
Executive Vice President – Communications	Senior Vice President – Marketing
Lynell J. Walton – (812) 464-1366
Senior Vice President – Investor Relations

Old National Bancorp to acquire Indiana Community Bancorp

•	Headquartered in Columbus, Ind., Indiana Community Bancorp is the holding company for Indiana Bank and Trust Company
•	The acquisition includes 17 full service banking centers and nearly $985 million in assets
•	The transaction is expected to close 2Q of 2012

EVANSVILLE & COLUMBUS, Ind. – (January 25, 2012) Old National Bancorp (NYSE: ONB) and Indiana Community Bancorp (NASDAQ: INCB) of Columbus, Ind., jointly announced today the execution of a definitive agreement pursuant to which Old National will acquire Indiana Community Bancorp through a merger.

With nearly $985 million in assets, Indiana Community Bancorp is an Indiana bank holding company with Indiana Bank and Trust Company as its wholly owned subsidiary. Founded in 1908, Indiana Bank and Trust serves the South Central Indiana area with 17 full-service banking centers.

Founded in Evansville in 1834, with $8.9 billion in assets and more than 180 branches, Old National is the largest financial services holding company headquartered in Indiana. This acquisition strengthens Old National’s position as the third largest branch network in Indiana. Old National also operates banking centers in Southern Illinois and Western Kentucky, as well as in the Louisville market.

“We are thrilled that this partnership will enable us to unite two Indiana-based community banks with a shared legacy of commitment and service to Hoosier families and businesses.  We are honored to partner with such a highly regarded institution with a focus on basic banking and a well-earned reputation for community involvement,” said Old National Bancorp President & CEO Bob Jones. “It also allows Old National to expand our service area into a vibrant, growing region and enables Indiana Bank and Trust Co.’s loyal client base to continue doing business with a community-focused, Indiana-based financial institution with a very similar culture and values.”

“We are pleased to be joining strengths with Old National Bank,” said John Keach, Jr., Chairman  & CEO of Indiana Bank and Trust Co.  “This alliance will benefit our customers through enhancements to our products and delivery services, and rewards our shareholders for their continued investment in IBT.  The community-minded culture and strong reputation of Old National will make this transition straightforward for our customers.”

Under the terms of the merger agreement, which was approved by the boards of both companies, Indiana Community Bancorp shareholders will receive 1.90 shares of Old National Bancorp common stock for each share of Indiana Community Bancorp common stock held by them.  Based upon a $12.00 per share Old National Bancorp common stock price (stock price based on a 20-day average from December 21, 2011, to January 20, 2012), the transaction is valued at approximately $79.2 million. The transaction value will likely change before close due to fluctuations in the price of Old National common stock.  As provided in the merger agreement, the exchange ratio is subject to certain adjustments (calculated prior to closing) under circumstances where the consolidated shareholders’ equity of Indiana Community Bancorp is below a specified amount, the loan delinquencies of Indiana Community Bancorp exceed a specified amount or the credit mark for certain loans of Indiana Community Bancorp falls outside a specified range.

The transaction is expected to close in the second quarter of 2012 and is subject to approval by federal and state regulatory authorities and Indiana Community Bancorp’s shareholders and the satisfaction of the closing conditions provided in the merger agreement.  Old National intends, subject to regulatory approval, for the outstanding preferred stock issued by Indiana Community Bancorp in connection with its participation in the U.S. Treasury’s Capital Purchase Program under TARP to be redeemed prior to the closing of the transaction.  The merger agreement also provides that Indiana Bank and Trust Company will be merged into Old National Bank simultaneous with the merger of the holding companies.

Old National Bancorp was advised by RBC Capital Markets and the law firm of Krieg DeVault LLP.  Indiana Community Bancorp was advised by Sandler O’Neill + Partners, L.P. and the law firm of Barnes and Thornburg LLP.

About Old National

Old National Bancorp is the largest financial services holding company headquartered in Indiana and, with $8.9 billion in assets, ranks among the top 100 banking companies in the United States. Since its founding in Evansville in 1834, Old National has focused on community banking by building long-term, highly valued partnerships with clients in its primary footprint of Indiana, Illinois and Kentucky.  In addition to providing extensive services in retail and commercial banking, wealth management, investments and brokerage, Old National also owns Old National Insurance which is one of the top 100 largest agencies in the US and the 10th largest bank-owned insurance agency. For more information and financial data, please visit Investor Relations at oldnational.com.

About Indiana Community Bancorp

With 17 full service branches and $985 million total assets, Indiana Community Bancorp is the Indiana bank holding company for Indiana Bank and Trust Company. Since its founding in 1908, Indiana Bank and Trust has built its reputation and its legacy on creating strong partnerships, providing flexible financial solutions and actively supporting the communities within its footprint. For additional information, visit www.myindianabank.com.

Additional Information for Shareholders

In connection with the proposed merger, Old National Bancorp will file with the Securities and Exchange Commission a Registration Statement on Form S-4 that will include a Proxy Statement of Indiana Community Bancorp and a Prospectus of Old National Bancorp, as well as other relevant documents concerning the proposed transaction. Shareholders are urged to read the Registration Statement and the Proxy Statement/Prospectus regarding the merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about Old National Bancorp and Indiana Community Bancorp, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from Old National Bancorp at www.oldnational.com under the tab“Investor Relations” and then under the heading “Financial Information” or from Indiana Community Bancorp by accessing Indiana Community Bancorp’s website at www.myindianabank.com under the tab “Shareholder Relations” and then under the heading “Documents.”

Old National Bancorp and Indiana Community Bancorp and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Indiana Community Bancorp in connection with the proposed merger. Information about the directors and executive officers of Old National Bancorp is set forth in the proxy statement for Old National’s 2011 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 25, 2011. Information about the directors and executive officers of Indiana Community Bancorp is set forth in the proxy statement for Indiana Community Bancorp’s 2011 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 22, 2011. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

Conference Call

Old National will hold a conference call at 11:30 a.m. Eastern on Wednesday, January 25, 2012, to discuss the pending acquisition of Indiana Community Bancorp.  The live audio web cast of the call, along with the corresponding presentation slides, will be available on the Company’s Investor Relations web page at oldnational.com and will be archived there for 12 months.  A replay of the call will also be available from 1:00 p.m. Eastern on January 26 through February 9.  To access the replay, dial 1-855-859-2056, conference code 46342574.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements include, but are not limited to, descriptions of Old National Bancorp’s and Indiana Community Bancorp’s financial condition, results of operations, asset and credit quality trends and profitability and statements about the expected timing, completion, financial benefits and other effects of the proposed merger.  Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “could” and “should,” and other words of similar meaning.  These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements.  Factors that might cause such a difference include, but are not limited to: expected cost savings, synergies and other financial benefits from the proposed merger not being realized within the expected time frames and costs or difficulties relating to integration matters might be greater than expected; the requisite shareholder and regulatory approvals for the proposed merger might not be obtained; market, economic, operational, liquidity, credit and interest rate risks associated with Old National Bancorp’s and Indiana Community Bancorp’s businesses, competition, government legislation and policies (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and its related regulations); the ability of Old National Bancorp or Indiana Community Bancorp to execute their respective business plans (including the proposed acquisition of Indiana Community Bancorp); changes in the economy which could materially impact credit quality trends and the ability to generate loans and gather deposits; failure or circumvention of either Old National Bancorp’s or Indiana Community Bancorp’s internal controls; failure or disruption of our information systems; significant changes in accounting, tax or regulatory practices or requirements; new legal obligations or liabilities or unfavorable resolutions of litigations; other matters discussed in this press release and other factors identified in Old National Bancorp’s and Indiana Community Bancorp’s Annual Reports on Form 10-K and other periodic filings with the Securities and Exchange Commission.  These forward-looking statements are made only as of the date of this press release, and neither Old National Bancorp nor Indiana Community Bancorp undertakes an obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this press release.

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